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                                                                   EXHIBIT 10.37




                      [CORDENA CALL MANAGEMENT LETTERHEAD]





January 31, 2000

Jules T. Kortenhorst, President & CEO
Cordena Call Management BV
PO Box 16037, 2500 BA Den Haag
The Netherlands

Dear Jules:

RE: AMENDMENTS TO YOUR EMPLOYMENT AGREEMENT

As part of the transaction between Cordena Call Management and Client Logic, we have agreed that you will continue your employment with the company. We have also discussed the terms of your employment. The following amendments will therefore become a part of your ongoing employment agreement with the company as originally dated November 14, 1997:

     1.   POSITION: Chief Executive Officer of International Operations

     2.   REPORTS TO: Mark Briggs, President and CEO of ClientLogic Corporation

     3.   EFFECTIVE DATE: These amendments are effective as of October 7, 1999

     4. SALARY: $200,000.00 per year, converted to Dutch Guilders at NLG 2.056 Guilders for each US Dollar

     5. BONUS: $200,000.00 2000 bonus eligibility, 75% based on meeting EBITDA targets; 25% based on meeting Focus 2000 metrics; Customer Satisfaction, Client Satisfaction, Associate Satisfaction and Profitability. This bonus to be converted to Dutch Guilders at NLG
          2.056 Guilders for each US Dollar.

     6. TERMINATION: Either party may terminate the Agreement with observance of a notice period of 6 (six) months on the part of the Executive and 12 (twelve) months on the part of the Company, such term of notice to expire on the last day of any calendar month. Such notice must be given in writing by means of a letter sent by registered delivery.

     7. NON-COMPETITION: The clauses in article 12 of the original agreement, relating to non-competition and non-solicitation, will cover in addition to Cordena Call Management BV, ClientLogic Corporation as well as its respective direct or indirect subsidiaries and affiliated companies.

     8. FURTHER ACTIVITIES: The company acknowledges and agrees that Mr. Kortenhorst serves as a non-executive Director of Panta Electronics SARL and The American University in Bulgaria. Outside activities should not interfere with the performance of services to Cordena and/or ClientLogic.


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The Leadership Team is looking forward to a meaningful working relationship with you. Should you have any questions regarding this amendment letter, please feel free to give me a call.


Sincerely,


/s/ PETER E. DEKKER
------------------------
Peter E. Dekker
Chief Financial Officer of International Operations

A reply to this offer must be received by ClientLogic as soon as possible.


                                      ***

I am accepting ongoing employment with Cordena Call Management BV/ClientLogic on the basis of my existing employment agreement dated November 14th 1997 and the amendments to the terms and conditions as outlined herein.


/s/ JULES T. KORTENHORST                      31/01/2000
------------------------                      -------------------
Jules T. Kortenhorst                          Date